As filed with the Securities and Exchange Commission on June 25, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	One Independent Drive, Suite 114 Jacksonville, Florida 32202	59-3191743
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

Regency Centers 401(k) Profit Sharing Plan

(Full title of the plan)

Michael R. Herman, Esq.

Senior Vice President, General Counsel

One Independent Drive, Suite 114

Jacksonville, Florida 32202

(904) 598-7000

(Name, address and telephone number of agent for service)

Copy to:

Michael B. Kirwan, Esq.

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,000,000	$46.02	$46,020,000	$5,974

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional shares of Common Stock that may become issuable under the above-named plan as a result of stock dividends, stock splits, anti-dilution provisions or any other similar events.

(2)

Determined on the basis of the average of the high and low sale price of Common Stock as reported on The Nasdaq Stock Market on June 19, 2020 of $46.02, solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act.

EXPLANATORY NOTE

The purpose of this Registration Statement is to register 1,000,000 additional shares of common stock, par value $0.01 per share (the “Common Stock”), of Regency Centers Corporation (the “Company”) in connection with the Company’s 401(k) Profit Sharing Plan.

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-149872), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Description

4.1	Restated Article of Incorporation of Regency Centers Corporation (incorporated by reference to Exhibit 3.a to the Company’s Form 10-Q filed on August 8, 2017)

4.2	Amended and Restated Bylaws of Regency Centers Corporation (incorporated by reference to Exhibit 3.b to the Company’s Form 10-Q filed on August 8, 2017)

5.1	Legal Opinion of Foley & Lardner LLP

23.1	Consent of KPMG LLP

23.2	Consent of Foley & Lardner LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on this 25th day of June, 2020.

REGENCY CENTERS CORPORATION

By:	/s/ Michael Herman
Michael Herman Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 25, 2020 in the capacities indicated.

Signature	Title

/s/ Lisa Palmer	President and Chief Executive Officer (Principal Executive Officer)
Lisa Palmer

/s/ Michael J. Mas	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
Michael J. Mas

/s/ J. Christian Leavitt	Senior Vice President and Treasurer (Principal Accounting Officer)
J. Christian Leavitt

/s/ Martin E. Stein, Jr.	Executive Chairman of the Board
Martin E. Stein, Jr.

/s/ Joseph F. Azrack	Director
Joseph F. Azrack

/s/ Bryce Blair	Director
Bryce Blair

/s/ C. Ronald Blankenship	Director
C. Ronald Blankenship

/s/ Deirdre J. Evens	Director
Deirdre J. Evens

/s/ Thomas W. Furphy	Director
Thomas W. Furphy

/s/ Karin M. Klein	Director
Karin M. Klein

/s/ Peter D. Linneman	Director
Peter D. Linneman

/s/ David P. O’Connor	Director
David P. O’Connor

/s/ Thomas G. Wattles	Director
Thomas G. Wattles